UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2007

NEW MEDIUM ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-51880	11-3502174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

195 The Vale, London, United Kingdom W3 7QS
(Address of Principal Executive Offices, including Zip Code)

011 44 20 8746 2018
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

NME CONCLUDES IP ASSET PURCHASE

On 28th February 2007, New Medium Enterprises Inc (NME) entered into an Asset Purchase Agreement with Semilla Capital Limited, a Hong Kong based company for the purchase of certain intellectual property related to HD electronic devices and solutions.

The terms of the agreement - in exchange of certain intellectual property and electronic and software assets the company agreed to the following payment conditions:-

•	payment of $125k at the time of acceptance and on completion of due diligence
•
transfer on or before 30th June 2007, 30 million NME fully paid up Rule 144 Common Shares restricted for one year after which they would only be able to sell 10% of the stock in any given month thereafter.

•	payment of $1.125 million in cash on or before 28th February 2008.

The agreement was confirmed and ratified by both parties on 23 May 2007 against the acceptance of certain deliverables and Assets and completion of due diligence.

NME transferred on 30th June 30 million shares in exchange of the transaction and paid the 10 % deposit of the cash amount of the transaction as part payment of the transaction.

The transaction was concluded on 28th August 2007 when the parties renegotiated the final cash payment to be extended to 31 August 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIUM ENTERPRISES, INC.

Date: August 29, 2007	By:	/s/ Mahesh Jayanarayan
Mahesh Jayanarayan
Chief Executive Officer

21 August 2007

Mr. Mahesh Jayanarayan
CEO
New Medium Enterprises Inc
195 The Vale
London W3 7Qs

Dear Mahesh:

Ref: Semilla Contract – Asset Purchase Agreement Amendment

Further to our recent discussions, I confirm that Semilla Capital Limited will be extending the payment term under Schedule 2 (1.c) of the Agreement signed of February 28, 2007, (and ratified on May 23, 2007), of which US$1.25 million is due to be paid at the earlier of NME’s IPO or 12 months from the date of signing the agreement. This date has now been extended to 31 August, 2008. All other terms of the original agreement will stand, and the additional terms are as follows:

1.	The payment due date is extended to the earlier of NME’s IPO or August 31, 2008
2.	The total interest chargeable for the 3 months from June 2008 to August 2008 is agreed at 5.5% if NME exceeds the payment due date.

This letter will form part of the original agreement signed on February 28, 2007, and ratified on May 23, 2007, on confirmation of the deliverables schedule and will be also covered by the debenture deed dated 26 March 2007.

For and on behalf of
Semilla Capital Limited

/s/_______________________
August 28, 2007
Authorised Signatory

Semilla Capital Limited, Registered Office: Room 701 7/F Shanghai Industrial Investment Building,
48 – 62 Hennessy Road, Wanchai, Hong Kong

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the "Agreement"), made and entered into as of 28th February 2007, by and between

Semilla Capital Limited, at Room 701 7/F, Shanghai Industrial Investment Building, 48-62 Hennessy Road, Wanchai, Hong Kong hereinafter referred to as Vendor.

And

New Medium Enterprises Inc, a USA, Nevada based corporation, headquartered in London, 195, The Vale, London W3 7QS hereinafter referred to as Purchaser.

1.	GENERAL PROVISIONS

1.1.	Purpose.

The purpose of this agreement is for the Asset Purchase as described in Schedule 1 of this agreement.

1.2.	Objective of the agreement

The objective of this agreement is to purchase all the assets which Vendor owns pertaining to HD (High Definition) Electronic Devices, chip set platforms and solutions as defined in Schedule 1.

1.3.	Terms of the Agreement

This Asset Purchase shall commence on the date of signing and continue valid until such time that the transfer of such assets is completed and the completion of payment terms as per Schedule 2 is implemented.

The total transaction value will be

a.	Payment of $ 1.25 million in cash as per the payment terms in clause 1.5.
b.	Transfer of 30 million fully paid up shares of New Medium Enterprises Inc as described in Schedule 3.

1.4.	Sales of Assets

As per schedule 1.

1.5.	Payment Terms

As per schedule 2.

2.	GENERAL DEFINITIONS

The following comprise the general definitions of terms utilized in this Agreement.

In this agreement and the recitals the following words and expressions shall have the meanings set out opposite them:

2.1.
"Assets" means all of the properties rights and assets used, enjoyed or exercised or intended to be used, enjoyed or exercised in connection with the Assets purchased including but without limitation contracts, rights, agreements, patents, trademarks, copyrights and other intellectual property rights belonging to the Vendor and its affiliates.

‘Intellectual Property Rights’
means all intellectual property rights of the Vendor including, without limitation, the patents, trade marks, registered designs, applications for any of the foregoing, trade names, business names, copyright, rights in the nature of copyright, and other similar rights, in any part of the world and in addition the copyright in all drawings, plans, specifications, designs and computer software owned by the Vendor or used in or for the purposes of the Business and all Know-how and confidential information so owned or used

‘Know-how’
all information and data of a confidential nature whether patentable or not including inventions, discoveries, improvements, techniques, processes, formulae, drawings, designs, specifications, manuals, instructions and lists, in each case whether written or unwritten

‘Vendor’s Group’
the holding company of the Vendor and all of such holding company’s Subsidiaries

2.2.	"Completion Date" or "Completion" means Transfer Date with the acceptance notes from Purchaser.

2.3.
"Affiliates" means those persons employed by the Vendor, shareholders of the Vendor and any third parties who may have a perceived interest in the assets by virtue of providers of services in connection with the Business at the Transfer Date;

2.4.	"Transfer Date" means the date of transfer all asserts to Purchaser.

2.5.	”Listed shares” Shares of New Medium Enterprises Inc listed on the OTC bulletin board in the United States under the trading symbol NMEN.OB.

2.6.	"Warranty Claim" any claim made by the Purchaser for breach of any of the Warranties

2.7.	“References”–
2.7.1.	All the Schedules form part of this Agreement

2.7.2.
References to statutory provisions shall be construed as references to any statutory modification or re-enactment thereof (whether before on or after the date hereof) for the time being in force and to any former statutory provision replaced (with or without modification) by the provision referred to and shall include all statutory instruments or orders from time to time made pursuant thereto

2.7.3.
References to persons shall include references to unincorporated associations, to the singular shall include references to the plural and to the masculine shall include references to the feminine and vice versa

2.7.4.	References to a document being ‘in the agreed terms’ means in the form of a draft agreed between the parties hereto and signed for the purposes of identification by their respective Directors.

2.7.5.	References to Clauses and Schedules are to clauses of and schedules to this Agreement

2.7.6.	The headings in this Agreement and the use of underlining are included for convenience only and shall not affect the interpretation or construction of this Agreement

3.	AGREEMENTS WITH THIRD PARTIES AND WITH AFFILIATES OF THE VENDOR

3.1.	Validity of Transactions. Affiliates of the Vendor to this Agreement may be engaged to perform services to this agreement to fulfill the obligations of the vendor the validity of any transaction.

3.2.
Other Business of the Parties to this Agreement. The vendor party to this Agreement and their respective Affiliates may have interests in the businesses and the Assets of the business. The Asset Purchase of such business interests shall not be deemed wrongful or improper by its affiliates or associates.

4.	INDEMNIFICATION OF THE VENDOR

The Vendor to this Agreement shall indemnify the purchaser against losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the asset sale.

4.1.	The Vendor shall:

4.1.1.	remain liable for and indemnify the Purchaser against claims by third parties in respect of any asserts transferred by the Vendor or any act or omission of the Vendor prior to the Effective Date;

4.1.2.
upon becoming aware of any such claim the Vendor will promptly give notice of it to the Purchaser and shall not take any steps which might reasonably be expected to damage the commercial interest of the Purchaser without prior consultation with the Purchaser;

4.1.3.	the vendor shall transfer all assets as per this agreement without any encumbrances

4.2.
The Vendor shall indemnify the Purchaser in respect of any liability including without limitation, all losses, costs, claims, expenses, damages, legal and other professional fees and expenses which it may incur as a result of anything done or omitted to be done by the Vendor prior to the Effective Date in relation to the Assets or the Business.

4.3.
The Purchaser shall indemnify the Vendor in respect of any liability (including, without limitation, legal and other professional fees) which it may incur as a result of anything done or omitted to be done by the Purchaser after the Effective Date in relation to the Assets or the Business.

5.	Acceptance and Completion

5.1.	The Vendor notify the Purchaser that the deliverable is ready with a written note

5.2.	The Purchaser shall begin acceptance inspection on the deliverable at the location nominated by the Vendor within 10 days after the Vendor issue the note.

5.3.
After the parties satisfy on the deliverable, a written acceptance statement shall be signed by both parties, then the deliverable shall be transferred to the Purchase immediately after the Purchaser pay Vendor per schedule 2.

5.4.	The whole agreement will be completed after the above mentioned steps have been completed.

6.	Warranties

6.1.	The Vendor hereby undertakes represents and warrants to the Purchaser that the deliverable do not infringe any Intellectual Property Rights.

7.	Warranty Limitations

7.1.	Notwithstanding anything in this Agreement to the contrary the Vendor shall not be liable for any Warranty Claim unless:

7.1.1.	written particulars thereof giving full details of the specific matters in respect of which such claim is made shall have been given to the Vendor within a period of 6 months after Completion; and

7.1.2.	the amount of all claims brought in accordance with the foregoing shall exceed 1 per cent of the Consideration in aggregate in which event all of such amount shall be subject to such claims

7.1.3.
where the claim would not have arisen but for a voluntary act or omission which could have been avoided or made by the Purchaser [or any of its subsidiaries] after Completion otherwise than in the ordinary course of business and which the Purchaser ought reasonably to have been aware could give rise to a Warranty Claim; or

7.1.4.	where a Warranty Claim would not have arisen but for any change in the accounting policy or practice of the Purchaser or the Company introduced or having effect after the Balance Sheet Date

7.2.	Notification of Warranty Claims shall be made to the Vendor as soon as reasonably practicable after the facts giving rise to any such claim come within the knowledge of the Purchaser

7.2.1.	The amount of any liability of the Vendor for a claim made in respect of any breach of the Warranties shall be reduced by the amount recovered from any third party in respect of the claim against it

8.	Restriction of Vendor

8.1.	The Vendor hereby undertakes with the Purchaser (for the benefit of the Purchaser and as trustee for its successor in title to the Business) that the Vendor shall not:

8.1.1.
for a period of two years from Completion be directly or indirectly interested or concerned in or assist in carrying on any business undertaking company or firm carrying on business directly competitive with the Business PROVIDED that nothing herein contained shall prevent the Vendor from

8.1.1.1.	acquiring any business undertaking company or firm which carries on (other than as its principal business) such a business

8.1.1.2.	continuing to carry on or to be interested or concerned in any business which is at the date hereof carried on by it or in which it is concerned or interested

8.1.2.
for a period of two years from Completion (other than on behalf of the Business) either on its own account or on behalf of any other person firm or company solicit orders or contracts for goods of similar type to those being manufactured or dealt in for services similar to those being provided as part of the Business at the date hereof from any person firm or company who or which is at Completion or has been at any time within the twelve months prior to Completion a customer of or supplier to the Business; or

8.1.3.
for a period of two years from Completion either on its own account or on behalf of any other person firm or company solicit the employment of or enter into partnership with or appoint as a consultant any person who is at Completion or who has within the six months prior to Completion been an officer or employee of the Vendor engaged in the Business [Provided that the placement by the Vendor of any advertisement for staff in any newspaper or magazine shall not of itself be treated as a breach of this clause 15.1.3]; or

8.1.4.	at any time hereafter make disclosure of or divulge to any third party any information of a secret or confidential nature relating to any business of the Company; or

8.1.5.
at any time hereafter in relation to a trade or business competitive or likely to be competitive with that carried on by the Company at Completion use or (insofar as he can reasonably do so) allow to be used (other than by the Company) any trade name used by the Company or any other name intended or likely to be confused therewith

8.2.
The restrictions contained in Clause 8.1 have been carefully considered by the Vendor who accepts that they are reasonable and necessary for the proper protection of the goodwill of the Business and accordingly the benefit thereof may be assigned by the Purchaser and its successors in the Business but in the event that any of the restrictions shall be found to be unenforceable for whatever reason but would be valid if some part thereof were deleted or the period or area of application reduced such restriction shall apply with such modification as may be necessary to make it valid and effective and the remaining restrictions shall continue to bind the Vendor

9.	Title and Liability

The Assets are being sold in their present state to the fullest extent permitted by law

10.	Continuing Obligations and Assignments

10.1.
Each of the obligations undertaken or given by any of the parties pursuant to this Agreement excluding any obligation fully performed at Completion shall continue in full force and effect notwithstanding Completion taking place [and be binding on the estate and personal representatives of the Vendor].

10.2.	Save as expressly provided in this Agreement none of the rights or obligations of any of the parties may be assigned or transferred to any other person.

11.	Announcements

No announcement concerning this sale and purchase or any ancillary matter shall be made before or after Completion by any of the parties other than as required by law or the Council of the Stock Exchange without the prior written approval of the other parties (such approval not to be unreasonably withheld).

12.	Costs

Each party hereto shall pay the costs and expenses incurred by it in connection with the entering into and completion of this Agreement.

13.	Notices

13.1.
Any notice or other document to be given pursuant to this Agreement shall be delivered or sent by email, first class post or facsimile transmission to the party to be served at that party’s address appearing in this Agreement or such other address as that party shall notify in accordance with this Agreement.

13.2.
Any such notice or document shall be deemed to have been served if delivered at the time of delivery or if posted at the expiration of forty-eight hours after the envelope containing the same shall have been put into the post or if sent by telex or facsimile transmission at the expiration of twelve hours after receipt of the same has been automatically acknowledged to the sender thereof and in proving such service it shall be sufficient to prove that delivery was made or that the envelope containing such notice or document was properly addressed and posted as a prepaid first class letter or that the telex or facsimile transmission was properly addressed and acknowledged as the case may be provided that a copy of such telex or facsimile transmission is delivered or sent by post in manner aforesaid within twenty-four hours of such telex or facsimile being automatically acknowledged.

14.	Proper Law

This Agreement shall be governed by and construed in accordance with English law and the parties hereby submit to the non-exclusive jurisdiction of the English courts.

15.	Entire Agreement

The Purchaser acknowledges that in entering into this Agreement it has not relied on any warranty, representation, undertaking or agreement other than those contained in this Agreement. The Purchaser waives any right or remedy it may have to claim damages or rescission for any misrepresentation whether or not contained in this Agreement or for breach of any warranty not contained in this Agreement and acknowledges that its only remedies against the Vendor are for breach of contract provided that nothing in this clause shall exclude or limit the Vendor’s liability to the Purchaser in respect of any fraudulent misrepresentation or warranty. Subject to the foregoing, this Agreement and its Schedules and the documents referred to herein constitute the entire agreement and understanding between the parties with respect to all matters which are referred to in this Agreement.

16.	The parties hereby agree to the above and subject to Board approval of each party to the agreement

AS WITNESS the hands of the duly authorized representatives of the parties the day and year first above written.

        Signed: …………………………………………..                                                                        Date:…………………………..
        For and on behalf of Semilla Capital Limited

        Signed: …………………………………………..                                                                        Date:…………………………..
        For and on behalf of NEW MEDIUM ENTERPRISE INC

Schedule 1   -   Asset Purchase

DELIVERABLES

1.  VMD specification

a.	Physical Specification of 120 mm HD VMD-Video disc*
b.	File System Specification of HD VMD-Video disc*.
c.	Data Specification of Audio/Video of HD VMD-Video disc*.
d.	Encryption Specification of HD VMD-Video* disc.

* HD VMD-Video disc – is 1 layer (4,7GB capacity), 2 layers (8.5GB capacity), 3 layers (13GB capacity) and 4 layers (17GB capacity) single side optical disc.

2.  Related software with source code

a.	Disc Image file generator which encrypt video files and generate disc image file from the directory and files per HD VMD specification
b.	DDP files generator which generate DDP 2.0 files for HD VMD-Video disc* from disc image file per Physical Specification of 120 mm HD VMD-Video disc*
c.	HDD emulation tools for copying disc image file to HDD
d.	Reference source code, libraries and documentation of encryption method of HD VMD-Video* disc.

* HD VMD-Video disc – is 1 layer (4,7GB capacity), 2 layers (8.5GB capacity), 3 layers (13.8GB capacity) and 4 layers (17GB capacity) single side optical disc.

3.  First version of HD–VMD player

a.	Reference Design to include HDMI output as per the specification included in the agreement.
b.	HD VMD decoder chip/board application with sources and documentation.
c.	Support upgrading the application through optical disc
d.	Support following outputs: VGA, SCART, HDMI, Component, SD (standard definition herewith) Video, Optical Audio, 5.1 channel audio, Stereo Audio.
e.	Supports Video outputs in 1080i 50 and 60Hz.
f.	Support following formats: MPEG2 1080i/720p (VBR with maximum bitrate 40Mbps), SD MPEG2, AC3 5.1 channel.
g.	Support SD up-scaling to 1080i.
h.	Support changing the outputs by remote control (VGA, SCART, HDMI, Component, SD Video out, 1080i/50Hz/60Hz)
i.	Reduce noise from HDMI output
j.	SATA/PATA convert broad sample, layout and spec
k.	(HD VMD decoder chip** + AV) board sample, layout and spec

Software for debugging and compiling HD VMD decoder chip application shall be obtained by Purchaser from chip provider. Vendor has no rights to give those things. HD VMD Decoder chip/board application as defined above in 3b will be compatible with Software for debugging and compiling bought from chip provider.

4.  Second version of HD-VMD player

a.	Reference design of Sigma Chip Platform to include HDMI output and others as per the specification included in the agreement
b.	HD VMD decoder chip* application source code with documentation
c.	Support upgrading the application through optical disc
d.	Support following outputs: VGA, SCART, HDMI, Component, SD Video, Optical Audio, 5.1 channel audio, Stereo Audio.
e.	Supports Video outputs in 1080i/1080p 50 and 60Hz.
f.	Support - RJ45, USB host.
g.
Support following formats: MPEG2 (1080p/1080i/720p) (VBR with minimum bitrate 18Mbps and maximum more than 40Mbps), H.264 AVC (1080p/1080i/720p，now it has bug so H.264 have problems for HD playback. It will be as is before Sigma fix the bug), VC1 (1080p/1080i/720p), SD MPEG2, AC3 5.1 channel.

h.	Support SD up-scaling to 1080p/1080i.
i.	Support changing the outputs by remote control (VGA, SCART, HDMI, Component, SD Video out, /50Hz/60Hz)
j.	(HD VMD decoder chip*** + AV) board sample, layout and spec

***HD VMD decoder chip - Sigma Design HD decoder.

Also all information as in the case of First version of HD-VMD player together with all problems solved as in first version of HD-VMD player.

Software for debugging and compiling HD VMD decoder chip*** application shall be obtained by Purchaser from chip provider. Vendor has no rights to give those things.

SUPPORT

The Vendor will undertake to support the development of the authoring tools of the Purchaser by providing the Purchaser full technical support and necessary documentation and knowledge to make the Purchaser’s authoring tools compatible with items 1 to 4 under deliverables.

Schedule 2 -     Payment terms

1.	On the same date of deliver all assets in Schedule 1, subject to acceptance by Purchaser, Purchaser shall pay or deliver the following to Vendor:

a.	Interim payment of US$ 125k
b.	30 million fully paid up publicly listed shares of New Medium Enterprises Inc as conditions in Schedule 3. The stock issued will be rule 144 restricted stock.
c.	A loan note which declare NME owe US$1.125 million to Vendor and will pay-up on the same date of NME’s IPO, or within 12 months from the day this agreement is signed, which is earlier.
d.	The sale of stock will be restricted to 10 % of the entire holdings (30M) on any given month.

2.	Registration shares and removing legend from certificate

NME guarantee that the shares under rule 144 will automatically registered and remove legend after 12 month or before IPO. NME will provide a legal opinion as an attachment of this agreement.

Schedule 3 -     Description of Shares

1. Number of shares to be issued -   30 million shares

2. Type of shares -   NME common shares - Rule 144 restricted stock

3. Sale Restrictions   -

Vesting period 12 months from the day this agreement is signed. Sale of shares after vesting period will be limited to 10 % of the shares on any given month maximum